                                                                        PAGE 1
                               State of Delaware
                        Office of the Secretary of State
                   -----------------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREYBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "UTILICORE CORPORATION", FILED IN THIS OFFICE ON THE
TWENTY-SEVENTH DAY OF JANUARY, A.D. 1998, AT 4 O'CLOCK P.M.







                       [SEAL OF THE STATE OF DELAWARE]






                             /s/ Edward J. Freel
                           ------------------------------------
                           Edward J. Freel, Secretary of State

                           AUTHENTICATION:  8889263

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                          Certificate of Amendment to
             Certificate of Incorporation of Utilicore Corporation
                           (Pursuant to Section 241)

         Utilicore Corporation, a corporation formed under the Delaware Corporation Laws.

         The undersigned, the President of Utilicore Corporation, certifies that at a meeting of the board of directors held on January 14, 1998, which was called for the purpose of amending the Certificate of Incorporation of Utilicore Corporation, the sole director of Utilicore Corporation approved the following amendment to Article 4 of the Certificate of Incorporation:

         4. The total number of shares of stock which the corporation shall have the authority to issue is Fifty Million (50,000,000) shares of common stock with a par value of each such shares of $.001 and Two Million (2,000,000) share of preferred stock, with such rights and preferences as the board of directors of the corporation may designate, and a par value of each such shares of $.001.

     The undersigned further certifies that at the time of the approval of the foregoing amendment to the Certificate of Incorporation of Utilicore Corporation there were no shareholders of the corporation. The Corporation has not received any payment for any of its stock.

Dated, as of:     January 14, 1998


                                By:  /s/ David Bednarsh
                                     ----------------------------------
                                     David Bednarsh, President

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                                                                        PAGE 1
                               State of Delaware
                        Office of the Secretary of State
                   -----------------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "UTILICORE CORPORATION", FILED IN THIS OFFICE ON THE TWELFTH DAY OF MARCH, A.D. 1998, AT 10 O'CLOCK A.M.






                       [SEAL OF THE STATE OF DELAWARE]








                             /s/ Edward J. Freel
                           ------------------------------------
                           Edward J. Freel, Secretary of State

                           AUTHENTICATION:     8970696

                         Director's Resolution Amending
             Certificate of Incorporation of Utilicore Corporation

         Whereas the sole director of Utilicore Corporation desires to amend the certificate of incorporation to provide for an increase in the authorized capital of the corporation;

         Resolved, that the certificate of incorporation of Utilicore Corporation shall be and is now amended as follows:

         4. The total number of shares of stock which the corporation shall have the authority to issue is Fifty Million (50,000,000) shares of common stock with a par value of each such share of $.0005 and Two Million (2,000,000) shares of preferred stock, with such rights and preferences as the board of directors of the corporation may designate, and a par value of each such share of $.0005.


         Resolved further, that the amendments set forth above are adopted and approved.

Dated, as of:     February 4, 1998


                         /s/ David Bednarsh
                         --------------------------------
                         David Bednarsh, sole director